IVC INDUSTRIES, INC. AND SUBSIDIARIES
                                   EXHIBIT 11
                    COMPUTATION OF EARNINGS (LOSS) PER SHARE
              (Dollars in Thousands, Except Per Share Information)
                                   (unaudited)

                                                     Three Months Ended                 Nine Months Ended
                                                          April 30,                          April 30,
                                                    2001              2000            2001               2000
                                                -----------       -----------      -----------       -----------
Basic:
     Net income (loss)                          $      (923)      $     2,231      $    (1,608)      $     7,665

Weighted average shares outstanding               2,098,151         2,088,092        2,094,211         2,088,092
                                                ===========       ===========      ===========       ===========

Basic earnings (loss) per share                 $     (0.44)      $      1.07      $     (0.77)      $      3.67
                                                ===========       ===========      ===========       ===========

Diluted:
     Net income (loss)                          $      (923)      $     2,231      $    (1,608)      $     7,665

Weighted average shares outstanding               2,098,151         2,088,092        2,094,211         2,088,092
Incremental shares under stock option plan               --             1,911               --             3,178
                                                -----------       -----------      -----------       -----------

Adjusted weighted average shares
     outstanding                                  2,098,151         2,090,003        2,094,211         2,091,270
                                                ===========       ===========      ===========       ===========

Diluted earnings (loss) per share               $     (0.44)      $      1.07      $     (0.77)      $      3.67
                                                ===========       ===========      ===========       ===========